                                                       EXHIBIT 23.1




                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1991 Stock Option Plan and Employee Stock Purchase Plan of Gilead Sciences, Inc. of our report dated January 23, 1998, with respect to the consolidated financial statements of Gilead Sciences, Inc. incorporated by reference in the Registration Statement (Form S-8 No. 33-46058) filed with the Securities and Exchange Commission.





                              ERNST & YOUNG LLP



Palo Alto, California
July 10, 1998